Exhibit 10.12

BINDING TERMS SHEET PRIVATE AND CONFIDENTIAL

This  document sets out the  terms  on which  Afranex  Gold  Limited  (ACN  149  572  770) (Afranex)  agrees  to acquire  80% of  the shares  in  Kisa  Gold  Mining  Inc  (Kisa)  from  Gold Crest  Mines  Inc  (Gold  Crest)  and enter  into  an incorporated  joint  venture  in  relation  to Kisa (Terms Sheet).

This Terms Sheet supersedes all previous correspondence, agreements or understandings between the parties. In particular, the parties agree that the terms sheet between them dated 13  February  2013  in  relation  to the acquisition  of  Kisa  (Original  Terms  Sheet)  is terminated  from  the date of  this  Terms  Sheet,  with  neither  party  having  any ongoing liability or obligation to the other under the Original Terms Sheet.

1.	Background

Afranex is intending on seeking a listing on the Australian Securities Exchange (ASX) through either completing an initial public offering (IPO) and making application to ASX for admission to the official list, or alternatively undertaking a backdoor listing under which it would be acquired by an existing ASX-listed company (Backdoor Listing).

Afranex  and Gold Crest  enter  into  this  Terms  Sheet  to record   the terms   of   their  understanding  pursuant   to which  Afranex  will  acquire  a 80%  shareholding  in  Kisa and related matters.

2.	Acquisition

Afranex agrees to acquire,  and Gold  Crest  agrees  to sell, 80% of the fully paid ordinary shares in the capital of Kisa (Kisa Shares) on the terms and for the consideration referred to in clause 2 below (Acquisition).

3.	Consideration

The  consideration  to be paid  to Gold  Crest  by Afranex is:

(a)

the sum  of  $100,000 (Cash Consideration) adjusted as set out below; and

(b)

the ASIC in relation to the Backdoor Listing. 10,000,000 fully paid, ordinary shares, at an issue price of $0.20 per share, in the capital of:

(i)

if Afranex undertakes an IPO - Afranex; or

(ii)

the ASIC in relation to the Backdoor Listing.  if Afranex undertakes a Backdoor Listing – its ultimate parent company (Parent) as at the date of listing,

(Consideration Shares); and

(c)

2,500,000 unlisted options to be issued fully paid, ordinary  shares  in  Afranex (if an IPO) or Parent (if a Backdoor Listing), exercisable  at $0.25 per option and expiring 4 years from the date of grant (Consideration Options).

The Consideration Shares and Consideration Options will be issued subject to any trading restrictions as imposed by the Australian  Securities  Exchange  (ASX) and in  any event for a minimum of 12 months after the official quotation of the Consideration Shares on ASX.

As at the date of this Terms Sheet, Afranex has provided loans totaling $25,000 to Gold Crest and may provide further loans upon agreement between the parties (Loans).  The  Cash  Consideration  payable  will  be offset at settlement  by any amounts  owed by Gold  Crest  to Afranex, which  will  be deemed to discharge  the Loans to the value of the offset.

4.	Conditions Precedent

Settlement of the Acquisition is conditional on the satisfaction  (or  waiver  by the parties)  of  the following conditions precedent:

(a)

completion of due diligence by Afranex   on Kisa’s exploration and mining claims, business and operations, to the satisfaction of Afranex;

(b)

the approval of the board of Afranex;

(c)

the approval of the shareholders of Gold Crest;

(d)

where:

(i)

Afranex proceeds with an IPO, Afranex receives a letter from ASX which grants conditional approval for its fully paid, ordinary shares to be granted official quotation on ASX, on terms acceptable to Afranex and Afranex raises  the minimum  subscription  under a prospectus to be lodged with the Australian Securities and Investments Commission (ASIC) in  relation to the IPO; or

(ii)

Afranex proceeds with a  Backdoor Listing:

(A)

the Parent and Afranex obtain all necessary shareholder approvals, in accordance with the Corporations Act and the Listing Rules, to complete the Backdoor Listing and the transactions  envisaged  by this Terms Sheet; and

(B)

the Parent receives a letter from ASX which grants conditional approval for its fully  paid,  ordinary  shares to be reinstated  to official quotation on ASX, on terms acceptable to the Parent and the Parent raises  the minimum subscription under a prospectus  to be lodged with the ASIC in relation to the Backdoor Listing.

If the conditions  set out  above  are not  satisfied  (or waived  by the parties)  on or  before 30 June 2013, or such later   date  as agreed between the parties in writing,  the agreement  constituted by this  Terms  Sheet will be at end and the parties will be released from their obligations under this Terms Sheet.

5.	Settlement

Gold Crest acknowledges that it has provided intercompany loans to Kisa and  that, on settlement, these  intercompany loans will  either be capitalised into further fully paid, ordinary shares in Kisa or forgiven (provided that there is no adverse tax consequence for the forgiveness of the loans to Kisa), the methodology being  determined  after  consultation  with  Afranex  and the receipt of Afranex’s consent.

Settlement of the Acquisition will occur on that date which is 5 business days of satisfaction (or waiver) of the conditions precedent.

At settlement:

(a)

The Consideration Shares and Consideration Options will be issued subject to any trading restrictions as imposed Afranex shall make payment of the Cash Consideration  less  the  amount  of  any outstanding Loans  (in  cleared  funds) and issue (if   an  IPO),   or   procure   the  issue   of   (if   a Backdoor  Listing),  the Consideration  Shares  to Gold Crest (or its nominee);

(b)

Gold Crest must deliver  or cause to be delivered to Afranex (or as  directed  by Afranex):

(i)

share  certificates  in  respect  of  the Kisa Shares (which may include the shares issued on capitalisation of the intercompany loans);

(ii)

separate instruments of transfer in registrable form for the Kisa Shares in favour of Afranex (as transferee) which have been duly executed by Gold Crest;

(iii)

evidence to the satisfaction of Afranex that all liabilities of Kisa (including the intercompany loans) have been settled; and

(iv)

undertake the appointment of two nominees of Afranex (if an  IPO) or Parent (if  a Backdoor Listing)  to the board of Kisa, the delivery of signed resignations  of  all  the existing  directors of Kisa (other than the one  director who is to remain a director  under  the

Joint  Venture)  and the delivery  of  the company  records  of  Kisa  to Afranex  (if an IPO) or Parent (if a Backdoor Listing); and

(c)

the Parties agree that an incorporated  joint venture is created between them in relation to Kisa on the terms and conditions set out in Schedule 1 (Joint Venture).

6.	Due Diligence Information

In  order  for Afranex  to complete  the due diligence  on the mining  and exploration  claims,  business  and operations of Kisa, Afranex will require access to all relevant information and Gold Crest will provide the necessary documentation to Afranex on request.

7.	Maintaining Status Quo

Other  than as  contemplated  in  this  Terms  Sheet,  Gold Crest covenants that, between the execution date and settlement, Kisa will not, without Afranex’s prior consent:

(a)

enter  into  any material  contract  or  incur  any material liability;

(b)

declare any dividends; or

(c)

vary its capital structure.

8.	Option to acquire Gold Crest’s remaining Kisa shares

(a)

Afranex may, by written notice to Gold Crest at any time up to   30 June 2015,  elect to acquire all (and not part) of Gold Crest’s remaining fully paid, ordinary Kisa shares (free of encumbrances) in return for the issue of A$500,000 worth of Afranex fully paid, ordinary shares (if Afranex  has  undertaken  an IPO)  or fully paid, ordinary Parent shares (if a Backdoor Listing has occurred), with the number of shares calculated using the average of the 20 day VWAP price  for such  shares  to the day  before the notice is given (Option Shares).

(b)

On  the 5th  business day after the later of receipt of a notice under clause 8(a) and all necessary approvals being obtained, Gold Crest must transfer  all  its  remaining Kisa  shares  to Afranex, and Afranex must issue, or procure the issue of, the Option  Shares  to Gold  Crest,  and each party must do all  things reasonably required to give  effect  to this  sale  and transfer  (including execution  by Gold  Crest  of  any ASX required restriction  agreement  in  relation  to the Option Shares).

9.	Gold Crest Warranties

By entering into this Terms Sheet, Gold Crest warrants for the benefit of Afranex, on and from the execution date and on every day until settlement, that:

(a)

it is the sole shareholder of Kisa and holds all of

Kisa’s issued shares free of encumbrances;

(b)

there  are  no rights  to be issued,  or  acquire, securities  in  the capital  of  Kisa,  other  than as provided for under this Terms Sheet;

(c)

Kisa  is  the sole  registered  owner  of  the Luna, AKO,  Kisa,  Gold  Lake  and Chilly  projects located in south west Alaska, USA (Kisa Gold Projects), free of encumbrances and there are no other beneficial interests in the Kisa Gold Projects other than those disclosed in writing to Afranex  before  the date of  this  Terms  Sheet; and

(d)

there  is  no restriction,  whether  at law  or  under any contract,  on Gold  Crest  entering  into  this Terms  Sheet  or, as  at settlement, performing  its obligations under it.

10.	Formal Agreements

Notwithstanding  the fact  that this  Terms  Sheet  is  legally binding  on the Parties,  Afranex  and Gold  Crest  agree, on request  from  either  party  that they will  enter  into  a formal:

(a)

share  sale  and purchase  agreement  to more fully  document the terms   of   the Acquisition; and

(b)

shareholders’  agreement to more fully document the terms of the Joint Venture,

(to be prepared  by Afranex’s  solicitors)  which  shall  be on terms acceptable to Kisa and Afranex (acting reasonably) and which shall be consistent with the terms set out in this Terms Sheet.

The formal share sale and purchase agreement will include  detailed  warranties  and representations  given by: Gold  Crest,  in  respect  of  the Kisa  Shares,  Kisa  in  its own right, including ownership of its exploration and mining   claims   (and  material   agreements relating to those  claims),  the financial  position  of  Kisa  and other warranties usual in an agreement of this nature; and Afranex, in respect of the status of Afranex pre and post listing  on ASX (either  directly  via  IPO  or  indirectly  via  a Backdoor Listing) and other warranties usual in an agreement of this nature.

11.	Confidentiality

This  Terms  Sheet  and all  other  information  disclosed  by the Parties  to each  other  (Confidential  Information)  is confidential and each Party shall ensure that the Confidential   Information   remains   confidential,  except that the Parties  may make  disclosure  to their  relevant advisors or as otherwise required by the law.

12.	Further Assurance

Each  Party  shall  sign  and execute  and do all  deeds, acts, documents and things as may reasonably be required by the other Parties to effectively carry out and give  effect  to the terms  and intentions  of  this  Terms Sheet.

13.	Governing Law	The agreement constituted by this Terms Sheet shall be governed by and construed in accordance with the law from time to time in Western Australia. The Parties agree to submit to the non-exclusive jurisdiction of the Courts of Western Australia and the Courts which hear appeals from those Courts.
14.	Assignment	None of the Parties may assign any of the rights or obligations conferred by this agreement without the consent of the other Parties.
15.	Costs

Each   Party   shall   bear   their   own legal   costs   of   and incidental to the preparation, negotiation and execution of this Terms Sheet.

Afranex   will   pay   any stamp   duty assessed   on or   in respect of this Terms Sheet.

16.	Notices

Each  notice  authorised  or  required  to be given  to a Party shall be in writing and may be delivered by email in  each case  addressed  to the Party  at its  address  set out in below:

In the case of Afranex:

admin@afranex.com.au

In the case of Kisa and Gold Crest:

m.colbert@goldcrestminesinc.com

17.	Severance

If any provision of this Terms Sheet is invalid and not enforceable in accordance with its terms, all other provisions which are self-sustaining and capable of separate enforcement without regard to the invalid provision, shall be and continue to be valid and forceful in accordance with their terms.

18.	Counterparts

This  Terms  Sheet  may be  executed  in  any number  of counterparts, each of which when executed and delivered to the other Parties shall constitute an original, but all  counterparts  together  shall  constitute  one and the same agreement.

Dated this 26th day of February 2013

Executed as a deed

Executed by Afranex Gold limited

by:

  /s/ Terry Gadenne

Director signature

     Terry Gadenne

Print Name

Executed by Gold Crest Mines Inc

by:

   /s/ Terrence J. Dunne

Director signature

       Terrence J. Dunne

Print name

S C H E D U L E 1 – J O I N T   V E N T U R E T E R M S

1. Joint Venture objective

(a)

The  objective  of  the Joint  Venture  is  to explore  the projects  outlined  in  Annexure  A (the Licenses)  and, if warranted,  commence  mining  activities  on  the Licenses to extract minerals.

(b)

Afranex and Gold Crest (the Shareholders) will use their best endeavours to achieve  the objective  of  the Joint Venture.

2. Initial Shareholder Interests	On the Commencement Date, the initial shareholding interests of the parties (Shareholder Interests) in Kisa will be: (a) Afranex: 80%; and (b) Gold Crest: 20%
3. Board Representation

(a)

The  maximum  number  of  directors  of  Kisa  will  be three

(3) directors.

(b)

So long as Afranex holds at least a 50% shareholding in Kisa, it is entitled to appoint two (2) nominee directors to Kisa’s board by written notice to Kisa and Gold Crest.

(c)

So long as Gold Crest holds at least a 25% shareholding in Kisa, it is entitled to appoint one (1) nominee director to Kisa’s board by written notice to Kisa and Afranex.

4. Board Quorum

(a)

Subject to the following provisions, the quorum for board meetings of Kisa is two directors, including one nominee director of each of Afranex and Gold Crest.

(b)

If a quorum is not present within 30 minutes  of  the scheduled  time for commencement of  the meeting, it must be adjourned to the same place and time 5 business days later.

(c)

If a quorum is not present within 30 minutes of the scheduled time for commencement of the adjourned meeting due to the absence of the same person again, the meeting may proceed without that person.

(d)

No resolutions may be passed in the absence of  a quorum.

5. Board Decisions

(a)

Subject  to the following  provisions,  all  Board  decisions will  be determined  by a  simple  majority  vote, where each director is entitled to cast one deliberative vote.

(b)

The following matters require Board resolutions approved  by at  least  one nominee director of both Gold Crest and Afranex:

(i)

the  sale, transfer, conversion, surrender or forfeiture of a License;

(ii)

agreeing to purchase any asset which is equal  to or greater than $250,000;

(iii)

the issue of Shares or other securities in Kisa;

(iv)

amendment of  Kisa’s  articles  of  association  and memorandum of incorporation;

(v)

Kisa entering into any arrangement to borrow money of amounts greater than $250,000;

(vi)

declaration and payment of any dividend; and

(vii)

entering any arrangement to give any guarantee, mortgage,  charge  or  other  security  over  Kisa’s assets with a value of over $250,000.

(c)

If decisions requiring Gold Crest approval outlined above cannot be passed on two consecutive occasions,  Afranex  or  a director  of  Kisa  (as  the case may be) may serve a "notice of dispute" identifying and providing  details  of  the difference  or  dispute  and the Shareholders must confer within 5 Business Days on a "without prejudice" basis to resolve the difference or dispute or to agree on methods of doing so. The Shareholders must act reasonably and honestly and make  bona fide  efforts  in  doing  so and must act in good faith.

(d)

Nothing  in  this  clause  prevents  a director  of  Kisa  from exercising  their  powers  and discharging  their  duties  in good faith in the best interests of Kisa and for a proper purpose.

6. Reporting

Kisa must provide to the Board and the Shareholders unaudited management accounts  for the immediately  preceding  month comprising:

(a)

a profit  and loss  account and cash  flow  statement  of Kisa for the immediately preceding month; and

(b)

commentary on Kisa’s  operational and financial position and performance for that month, including variances between actual and forecasted results.

7. Disposal of Shares

(a)

The  disposal  of  Kisa  Shares  is  prohibited  other  than as provided below.

(b)

Unless  Afranex  agrees  otherwise,  Gold  Crest  may not dispose, or agree to dispose, of its Kisa shares to a third party for a period of 12 months from the date this Joint Venture is established, and any such disposal within that period is void.

(c)

Each  Shareholder  grants  in  favour  of  the other  a pre- emptive right to acquire any Kisa shares offered to any third  party,  provided  that this  pre-emptive  right  does not apply  to Afranex’s  option  to acquire  Gold  Crest’s remaining Kisa shares under the Terms Sheet.

(d)

A Shareholder wishing to transfer Kisa shares  (Disposing Shareholder)  must  give  the  other  Shareholder (Remaining Shareholder) written  notice of  the terms on which  it  wishes  to sell  Kisa  shares  to a third  party.  A Remaining Shareholder may elect to acquire those Kisa shares  on equivalent  terms  by providing  written  notice to the Disposing  Shareholder within  10  business  days  of being notified of  the proposed terms of  the disposal  to the  third   party,   failing   which   the  pre-emptive   right lapses.

(e)

If a  Remaining Shareholder duly exercises its pre-emptive  right,  it  and the Disposing  Shareholder  must settle the disposal on the 5th business day after the pre- emption right is duly exercised and  the  date  all necessary shareholder, regulatory and third party approvals are obtained for the disposal.

(f)

A change in  direct or indirect control  of  a Shareholder will trigger the pre-emptive rights, other than a change in control of Afranex as a result of a Backdoor Listing.

8. Drag along right

(a)

If   any  Shareholder  who  holds   at least   50%  of   Kisa’s shares   wishes   to  sell   their   shares   to a  third   party purchaser,  they may require  the other  Shareholders  to sell   their   Kisa   shares   on  the  same   terms,   thereby delivering 100% to the third party.

(b)

These  drag  along  rights  are  without  prejudice  to the pre-emptive right.

9. Default Call Option

(a)

If   a material   default   by a  Shareholder   remains   un- remedied after 30 days of negotiations to otherwise resolve  the default,  a call  option  will  arise  in  favour  of the non-defaulting   Shareholder  at an exercise   price equal  to 80% of  the fair market value of  the defaulting Shareholder's  shares  (to be  determined  by  an independent valuer).

(b)

If the need for a determination of the fair market value of  the Securities  arises, then the parties  shall  instruct an independent valuer to determine the fair market value.

10. Articles of Association	The terms of this Joint Venture will prevail to the extent of any inconsistency with Kisa’s articles of association and memorandum of incorporation.
11. Termination	The Joint Venture will terminate upon the earlier of there being only one Kisa Shareholder, by consent of the Parties and the date 80 years after the Joint Venture is formed.

26 March 2013

Gold Crest Minerals Inc

724 East Metler Lane

Spokane Washington 99218

United States of America

By Email

Dear Sirs

TERMS SHEET – LETTER OF VARIATION

We refer to the terms sheet entered into between Afranex Gold Limited (Afranex) and Gold Crest Mines Inc (Gold Crest) on 26 February 2013 under which Gold Crest agreed to sell, and Afranex agreed to purchase, 80% of the shares in Kisa Gold Mines Inc (Kisa Gold), with an option to acquire the remaining 20% up until 30 June 2015 (Terms Sheet).

The purpose of this letter is to seek your agreement to formally vary the Terms Sheet in relation to the matters set out below.

Unless otherwise provided in this letter, defined terms in this letter have the same meaning as those defined terms in the Terms Sheet.

The parties agree:

(a)

to insert, at the start of clauses 3, 5(b), 5(c) and 8(a), the words “Subject to clause 8(c),”; and

(b)

to insert the following clause 8(c) at the end of clause 8:

(c)

Notwithstanding any other provision of this Terms Sheet, if Afranex gives written notice to Gold Crest before Settlement that it wishes to acquire 100% of the issued shares of Kisa Gold at Settlement, and such acquisition will not result in Gold Crest breaching the takeover provisions of the Corporations Act:

(i)

Afranex agrees to acquire, and Gold Crest agrees to sell, at Settlement, 100% of the issued shares in Kisa Gold, free from encumbrances;

(ii)

references to “Kisa Shares” in this Terms Sheet will be deemed to refer to 100% of the issued shares in Kisa Gold;

(iii)

the Consideration Shares will be increased to 12,500,000 and the Consideration Options will be increased to 3,125,000; and

(iv)

all Kisa Gold directors appointed by Gold Crest will resign and an incorporated joint venture will not be established.”

(c)

To amend clause 5(a) by inserting, after the reference to “Consideration Shares” the words “and Consideration Options”.

Other than as varied by this letter, the terms and conditions of the Terms Sheet remain in full force and effect.

To record your agreement to this amendment, please sign the execution paragraph set out below and return an executed copy of this letter to Afranex.

Yours faithfully

ALLAN KELLY

AFRANEX GOLD LIMITED

I, Matt Colbert, for and on behalf Gold Crest Mines Inc, agree to and accept the terms contained in this letter agreement.

Signed:

/s/ Matt Colbert

AFRANEX GOLD LIMITED

ACN 149 572 770

26 July 2012

The Directors Gold Crest Mining Inc. 724 East Metler lane Spokane Washington 99218 United States of America

Dear Sirs

LOAN FACILITY AGREEMENT

I refer to previous discussions between Allan Kelly and representatives of Gold Crest Mining Inc (a corporation organised under the laws of Nevada) (GCM or Borrower) in relation to GCM borrowing funds for the purpose described in clause 3.2 below.

I confirm the agreement of Afranex Gold Limited (ACN 149 572 770) (Afranex or Lender) to provide a loan facility to GCM in the amount of $15,000 on the terms and conditions contained in this loan facility agreement (Agreement).

Afranex intends to undertake an initial public offering or RTO and apply for admission to the official list (Official List) of the Australian Securities Exchange (ASX).

For and in consideration of the mutual promises made herein, GCM and Afranex agree to the terms of the Agreement as follows:

BORROWER

Gold Crest Mining Inc of 724 East Metler Lane, Spokane Washington USA  99218

LENDER

Afranex Gold Limited of Suite 8, 7 The Esplanade, Mount Pleasant, Western Australia.

FACILITY

Limit

$15,000 (Facility).

Purpose

Any Notices issued by the Borrower pursuant to clause 4.1 below, must directly relate to expenditure commitments related to GCM’s immediate working capital requirements.

Suite 8, 7 The Esplanade, Mount Pleasant WA 6153

Tel: (08) 9316 9100 Fax: (08) 9315 5475

DRAW DOWN

Lender to provide funds

Upon receipt of written notice from the Borrower (Notice) requesting that the Lender advance funds, up to the Facility, to the Borrower or a recipient nominated by the Borrower (Recipient), the Lender will provide funds the subject of the Facility by Australian bank cheque or direct electronic transfer bank to bank to the Borrower or a  Recipient (as the case may be) within 2 business days of receiving Notice from the Borrower.

The Notice may be sent by:

email: admin@afranex.com.au;

letter: Suite 8, 7 The Esplanade, Mt Pleasant WA 6153; or

facsimile: +61 8 9315 5475.

Multiple draw downs

The Borrower will be entitled to make individual draw downs in $5000 of the Facility until the Facility has been exhausted.

REPAYMENT

The Borrower agrees to repay the Facility in full within 6 months and /or agrees that it will be deducted from the $100k cash payment that forms part of the agreed consideration to purchase GCM’s wholly owned subsidiary Kisa Gold Mines Inc.

INTEREST

No interest will be payable by the Borrower in relation to the Facility, or any portion of the Facility, drawn down by the Borrower.

SECURITY

The Facility is unsecured.

GOVERNING LAW AND JURISDICTION

The Agreement is governed by the laws of Western Australia.  The parties irrevocably submit to the non-exclusive jurisdiction of the courts having jurisdiction there.

GENERAL

The Facility is to be governed by the terms and conditions set out in the Agreement.

By signing the Agreement the Borrower covenants and agrees with the Lender that it is bound by the terms of the Agreement and will perform each of its obligations contained or implied in the Agreement.

The Borrower accepts and acknowledges the terms and conditions set out in the Agreement and agrees to be bound by those terms and conditions.

COUNTERPARTS

The Agreement may be executed in any number of counterparts including by facsimile, all of which will be taken together to constitute one and the same document.

Please confirm GCM’s agreement to the terms of the Agreement by executing the following page and returning it to me at your earliest convenience.

Yours faithfully

/s/ Terry Gadenne

Terry Gadenne

Managing Director

AFRANEX GOLD LIMITED

EXECUTED by the Parties as an Agreement.

EXECUTED by AFRANEX GOLD LIMITED ACN 149 572 770	) ) ) )
/s/ Terry Gadenne
Director /s/ Kevin Hart
Secretary

EXECUTED by GOLD CREST MINING INC (A Nevada Corporation)	) ) ) )
/s/ Terrence J. Dunne
Director /s/ Matt Colbert
Director/Secretary

First Deed of Variation to Loan Facility Agreement dated 26 July 2012

This Deed of Variation is made the 26th of October 2012 between:

Afranex Gold Limited of Suite 8, 7 The Esplanade,Mt Pleasant WA 6153 (Lender)

and

Gold Crest Mining Inc. of 724 East Melter Lane, Spokane, Washington USA 99218 (Borrower)

Variation

The Parties hereby agree that the Loan Agreement dated 26 July 2012 (refer attached Appendix)

shall be varied in the following manner:

i.

Clause 3.1-  Limit

The deletion of "$15,000" and the insertion of "$25,000".

ii.

Clause 5 - Repayment

The deletion of:

"The Borrower agrees to repay the Facility in full within 6 months and/or agrees that it will be deducted from the $100k cash payment that forms part of the agreed consideration to purchase GCM's wholly owned subsidiary Kisa Gold Mines Inc."

and, the insertion of:

"The Borrower agrees to repay the Facility in full on or before 31January 2013 and/or agrees that it will be deducted from the $100k cash payment that forms part of the agreed consideration to purchase GCM's wholly owned subsidiary Kisa Gold Mines Inc."

Executed by the Parties:

Executed by Afranex Gold Limited ACN 149 572 770

      /s/ Terry Gadenne

      /s/ Kevin Hart

Director

Secretary

Executed by Gold Crest Mining Inc.

/s/ Terrence Dunne

      /s/ Matt Colbert

Director

Director/Secretary

SECOND DEED OF VARIATION TO LOAN FACILITY AGREEMENT DATED 26 JULY 2012

THIS DEED OF VARIATION is made the 13th day of February 2013

B ET W EE N

AFRANEX GOLD LIMITED (ACN 149 572 770) of Suite 8, 7 The Esplanade, Mt Pleasant WA

6153 (Lender)

AND

GOLD  CREST  MINES  INC.  of  724  East  Melter  Lane,  Spokane,  Washington  USA  99218 (Borrower)

V A R I A TI O N

The Parties hereby agree that the Loan Agreement dated 26 July 2012 which was subsequently amended pursuant to a First Deed of Variation dated 26 October 2012 (refer attached Appendix) shall be varied in the following manner:

i.            Clause 3.1 - Limit

The deletion of “$25,000” and the insertion of “$80,000”.

ii.           Clause 3.2 – Purpose

The deletion of:

“Any Notices issued by the Borrower, pursuant to clause 4.1 below must directly relate to expenditure commitments related to GCM’s immediate working capital requirements.”

and the insertion of:

“Any Notices issued by the Borrower pursuant to clause 4.1 below must directly relate to, and drawn down funds must only be used for the purpose of:

(a)

completion of an audit of GCM’s annual financial accounts;

(b)

GCM obtaining shareholder approval by proxy for the sale of GCM’s wholly owned subsidiary, Kisa Gold Mining Inc., to the Lender (or its parent); or

(c)

expenditure commitments related to GCM’s immediate working capital requirements.”

iii.          Clause 5 - Repayment

The deletion of:

“The Borrower agrees to repay the Facility in full within 6 months and/or agrees that it will be deducted from the $100k cash payment that forms part of the agreed consideration to purchase GCM’s wholly owned subsidiary Kisa Gold Mining Inc.”

and, the insertion of:

“The Borrower agrees to repay the Facility in full on the earlier of 30 June 2013 and completion under the terms sheet dated 13 February 2013 between the Lender and GCM (Completion). If repayable on Completion, the outstanding Facility will be deducted from the cash consideration payable by the Lender to purchase GCM’s wholly owned subsidiary, Kisa Gold Mining Inc.”

Executed by the Parties:

EXECUTED by AFRANEX GOLD LIMITED ACN 149 572 770 in accordance with section 127 of the Corporations Act:	) ) ) )
/s/ Terry Gadenne
Director /s/ Kevin Hart
Secretary

EXECUTED by GOLD CREST MINING INC in accordance with its constituent documents and place of incorporation:	) ) ) )
/s/ Terrence J. Dunne
Director /s/ Matt Colbert
Director/Secretary